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                                                                   Exhibit 10.12

                           L E A S E  A G R E E M E N T




BY AND BETWEEN:

GAMMA THREE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey Limited Partnership,

                                   "LANDLORD"



                                     - and -


INSTITUTE FOR BIOLOGICAL RESEARCH
AND DEVELOPMENT, INC.,
a Delaware corporation,

                                    "Tenant"








Premises:           105 Neptune Boulevard
                    Neptune Business Center
                    Neptune Township, New Jersey





DATED: November 27, 1991


PREPARED BY: ROBERT K. BROWN, ESQ.

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#13740-198
RKB Disk #279


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                                TABLE OF CONTENTS

         3.       RENT........................................................6

         4.       PARKING AND USE OF EXTERIOR AREA............................6

         5.       USE.........................................................7

         6.       CONSTRUCTION................................................7

         7.       REPAIRS AND MAINTENANCE.....................................8

         8.       UTILITIES..................................................11

         11.      SIGNS......................................................13

         12.      FIXTURES...................................................13

         13.      BROKERAGE..................................................14

         14.      FIRE AND CASUALTY..........................................15

         15.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS................16

         16.      INSPECTION BY LANDLORD.....................................19

         17.      DEFAULT BY TENANT..........................................20

         18.      LIABILITY OF TENANT FOR DEFICIENT..........................24

         19.      NOTICES....................................................24

         20.      NON-WAIVER.................................................25

         21.      RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS.......25

         22.      NON-LIABILITY OF LANDLORD..................................26

         23.      RESERVATION OF EASEMENT....................................27

         24.      POLLUTION..................................................27


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         25.      STATEMENT OF ACCEPTANCE....................................28

         26.      FORCE MAJEURE..............................................28

         27.      STATEMENTS BY LANDLORD AND TENANT..........................29

         28.      CONDEMNATION...............................................29

         29.      LANDLORD'S REMEDIES........................................30

         30.      QUIET ENJOYMENT............................................31

         31.      SURRENDER OF PREMISES......................................31

         32.      INDEMNITY..................................................32

         33.      LEASE CONSTRUCTION.........................................33

         34.      BIND AND INURE CLAUSE......................................33

         35.      DEFINITIONS................................................33

         36.      DEFINITION OF TERM OF "LANDLORD"...........................33

         37.      COVENANTS OF FURTHER ASSURANCES............................34

         38.      COVENANT AGAINST LIENS.....................................34

         39.      SUBORDINATION..............................................34

         40.      EXCULPATION OF LANDLORD....................................35

         41.      NET RENT...................................................35

         42.      SECURITY...................................................35

         43.      ASSIGNMENT AND SUBLETTING..................................36

         44.      OPTION TO RENEW............................................39

         45.      FINANCIAL STATEMENTS.......................................42

         46.      TENANT'S FIRST RIGHT OF NEGOTIATION........................42


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         47.      LANDLORD IS DEFAULT........................................43

     THIS AGREEMENT, made the day of 1991, by and between GAMMA THREE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey Limited Partnership, having an office at 14A Worlds Fair Drive, Franklin Township, New Jersey 08873 (P.O. Box 5850, Somerset, New Jersey 08875) hereinafter called the "LANDLORD"; and INSTITUTE FOR BIOLOGICAL RESEARCH AND DEVELOPMENT, INC., a Delaware corporation, about to have an office at 105 Neptune Boulevard, Suite Neptune, New Jersey 07753, hereinafter called the "Tenant".

                              W I T N E S S E T H :

     WHEREAS, the LANDLORD intends to lease to the Tenant a portion of the building commonly known as 105 Neptune Boulevard, Neptune Township, New Jersey (the "Building"), which portion is located on the first floor of the Building and contains 11,100 square feet, outside dimensions to center line of common wall, identified on the plot plan attached hereto and made a part hereof as Schedule "A", hereinafter referred to as the "Leased Premises"; and

     WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the said Lease,

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the LANDLORD does demise, lease and let unto the Tenant and the Tenant does rent and take from the LANDLORD the Leased Premises as described in

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ninety (90) days following the date of execution of this Lease Agreement. If the
LANDLORD has not delivered possession of the Leased Premises to Tenant as required by this Lease by May 31, 1992, Tenant shall have the right to terminate this Lease. The foregoing right of termination is expressly subject to and contingent upon the execution of this Lease Agreement by LANDLORD and Tenant, and the approval of Tenant's Plan as well as the cost of installation of all improvements set forth thereon, by November 25, 1991; for each day of delay beyond November 25, 1991, the "outside" date hereinabove set forth of May 31, 1992 shall be extended for an additional day. In the event of termination of this Lease in accordance with this Article 2.1, LANDLORD hereby agrees that it shall refund to Tenant all monies previously paid to LANDLORD in accordance with the terms and conditions of this Lease, including the Tenant's Contribution as hereinafter defined in Article 6.2.

     1.

     2.

     2.1

     2.2 Subject to the terms and conditions of this Lease, in the event the Leased Premises are delivered to the Tenant in the manner provided in Article
2.1 above, prior to or after February 1, 1992, the Lease term of five (5) years shall commence on the first day of the next succeeding month following delivery of possession to the Tenant (hereinafter called the "Commencement Date") and shall continue for a term of five (5) years thereafter. The Tenant

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shall, however, pay to the LANDLORD a sum equal to the pro rata share of one (1)
month's rent for that portion of the month prior to the Commencement Date.
During said period of partial monthly occupancy" if any, all other terms and conditions of this Lease shall be applicable to the occupancy of the Leased Premises by the Tenant.

     2.3 It is expressly understood and agreed that for the purpose of this Lease, wherever and whenever the term "substantial completion" is used, the term "substantial completion" shall not include items of maintenance, service or guarantee, which may be required pursuant to the terms and conditions of this agreement. The Building and improvements shall be considered substantially completed upon the issuance of a Certificate of Occupancy.

     3. RENT

          3.1 Tenant covenants and agrees to pay the annual rent as follows:


                  RENT PER                                            MONTHLY
LEASE YEAR        SQUARE FOOT                ANNUAL RENT            INSTALLMENT
----------        -----------                -----------            -----------

   1               $10.00                    $111,000.00             $ 9,250.00

   2               $10.30                    $114,330.00             $ 9,527.50

   3               $10.60                    $117,660.00             $ 9,805.00

   4               $10.80                    $119,880.00             $ 9,990.00

   5               $11.00                    $122,100.00             $10,175.00


          The figures for "Annual Rent" and "Monthly Installment" are subject to adjustment as of the Commencement Date based Upon the gross

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rentable area of the Leased Premises, as shall be certified by LANDLORD's architect or engineer, multiplied by "Rent Per Square Foot".

          All of the foregoing monthly installments shall be paid promptly in advance on the first day of each and every month during the term of the Lease without demand and without off-set or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth.

          3.2 Simultaneously with the execution hereof, the Tenant has delivered to the LANDLORD the first month's installment of annual rent payable hereunder.

4.   PARKING AND USE OF EXTERIOR AREA

     4.1 The LANDLORD shall reserve for the Tenant's exclusive use twelve (12) parking spaces at the Building. Otherwise and in addition thereto, the Tenant shall have the right to use the parking spaces on a non-exclusive basis in common with other tenants of the Complex and to use the access driveways and allocated parking spaces for its business purposes and for those of its agents, servants, employees or invitees. The LANDLORD reserves the right to allocate designated parking spaces if LANDLORD chooses. The LANDLORD and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic in and out of the Complex. In connection with the use of the loading platforms, if any, both LANDLORD and Tenant agree that

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they will not use the same in connection with the conduct of their business so as to unreasonably interfere with the use of the access driveways and parking areas.

     4.2 The Tenant may not utilize any portion of the land outside of the Leased Premises for outside storage of raw materials or finished products.

5.   USE

     The Tenant covenants and agrees to use and occupy the Leased Premises for general offices and for an in-patient and outpatient clinic, biomedical research facility and future analytical laboratory together with ancillary medical and professional offices for the purpose of conducting pharmaceutical testing in compliance with applicable FDA procedures for Phases I, II, III and IV, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof.

6.   CONSTRUCTION

     6.1 Subject to the prior written approval of the Tenant and LANDLORD's architect, the LANDLORD shall construct and complete Tenant's Leased Premises in accordance with the Building Standard set forth on Schedule "B", and in accordance with the plan annexed hereto and made a part hereof as Schedule "B-1" ("Tenant's Plan") , provided that the LANDLORD shall have the right to substitute for the materials and equipment required by the Building Standard and Tenant's Plan, materials and equipment of equal or

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better quality and standard, provided said substitutions conform with applicable
Building Codes.

     6.2 Upon execution of the within Lease Agreement, Tenant shall deliver to LANDLORD the sum of SEVENTY FIVE THOUSAND AND 00/100 ($75,000.00) DOLLARS (the "Tenant's Contribution"), which Tenant's Contribution represents the estimated cost of installation of all items set forth in Tenant's Plan which are in excess of Building Standard (which, for the purposes of this Article, is hereby deemed to include all cabinetry to be installed by LANDLORD in accordance with Tenant's
Plan) . In the event the actual cost of installation of such excess requirements of Tenant shall be less than the sum of SEVENTY FIVE THOUSAND AND 00/100 ($75,000.00) DOLLARS, the difference shall be rebated to Tenant upon establishment of the actual cost of such work. In the event that the cost of installation of leasehold improvements which exceed the Building Standard shall exceed the sum of SEVENTY FIVE THOUSAND AND 00/100 ($75,000.00) DOLLARS, the Tenant shall deliver the amount in excess of Tenant's Contribution to the LANDLORD upon the Commencement Date. Prior to the commencement of the term of this Lease, LANDLORD shall provide Tenant with a detailed schedule of all costs for labor and materials actually paid by LANDLORD for completing Tenant's Plan.

     6.3 LANDLORD hereby agrees that it shall give Tenant at least thirty (30) days prior written notice of the estimated date upon which the Leased Premises shall be delivered to the Tenant.

7.   REPAIRS AND MAINTENANCE

     7.1 The Tenant shall pay to the LANDLORD monthly, as additional rent, a sum equal to Tenant's Building Percentage of costs incurred by the LANDLORD for maintenance, repair and replacement of the structural parts of the Building, including the walls, roof, concrete floor, foundations, structural steel, the electrical system, together with the air-conditioning and heating plant, the plumbing, pipes, sewer lines and conduits, and fixtures belonging thereto, except for repairs or maintenance occasioned by the negligence or deliberate act of Tenant, or its agents, servants, employees and invitees, which shall then be repaired by LANDLORD at the cost and expense of the Tenant. LANDLORD warrants and represents that all fixtures, equipment and systems described herein shall, at the commencement of the term of this Lease, be new and in first-class condition and working order. In addition, the LANDLORD hereby warrants the condition of the foregoing items for a period of one (1) year following the Commencement Date hereunder, it being understood that Tenant shall nonetheless be responsible for its Building Percentage of the cost of all maintenance (but not repair and replacement) of said items.

     7.2 The Tenant shall pay to the LANDLORD monthly as additional rent a sum equal to Tenant's Common Area Percentage of cost incurred by the LANDLORD for maintenance, repair and replacement of the following: (i) parking lot and roadways, driveways, sidewalks, walkways,

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exterior lighting; (ii) exterior sewer and utility lines; (iii) lawns and shrubbery; (iv) snow removal; (v) signs serving the Complex; and (vi) detention ponds. In addition the Tenant shall pay the LANDLORD monthly as additional rent, Tenant's Building Percentage of costs incurred by the LANDLORD for the maintenance, repair and replacement of the following: roof, gutters, leaders, flashings, metal gravel stops and roof drains. Nothing hereinabove contained in Articles 7.1 and 7.2 shall require the Tenant to pay any portion of the construction costs applicable to the initial construction of other phases of the Complex. In addition LANDLORD hereby agrees that in the event the replacement of the roof, foundation, exterior walls, structural steel, heating, ventilating and air-conditioning system or the parking lot serving the Building is necessary during the term of this Lease, the cost of any such replacement shall be amortized over the useful life of the item being replaced [not to exceed ten
(10) years in any event] and Tenant shall only be responsible to reimburse LANDLORD for that portion of said amortized expense as shall be applicable to the remaining term of this Lease. The remaining term of this Lease shall be deemed to include any extension or renewal of this Lease, effective as of the exercise by Tenant of its option to renew as hereinafter contained in Article 44, or upon execution of an agreement by and between LANDLORD and Tenant otherwise extending the term of this Lease.

     7.3 Tenant agrees to keep the Leased Premises in as good repair as they are at the beginning of the term, reasonable use and wear thereof and

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damage by fire or other casualty not caused by Tenant excepted. Tenant further agrees not to damage, overload, deface or commit waste of the Leased Premises. Tenant shall be responsible for all damage of any kind or character to the Leased Premises, including the windows, glass, floors, walls and ceilings, caused by Tenant or by anyone using or occupying the Leased Premises by, through or under the Tenant. LANDLORD shall repair the same, and Tenant agrees to pay the costs incurred therefor to LANDLORD upon demand. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall, at its sole cost and expense, be responsible for the repair, maintenance and replacement of any items installed by LANDLORD for Tenant's use as leasehold improvements over and above the improvements furnished by LANDLORD, as part of LANDLORD's work.

     7.4 During the first year of the Lease term, the LANDLORD shall estimate the cost of all of the maintenance, repair and replacement services required pursuant to Articles 7.1 and 7.2 above. LANDLORD shall furnish such estimate to the Tenant, and Tenant shall pay to LANDLORD one-twelfth (1/12th) of its Common Area Percentage or Building Percentage thereof, as applicable, during each month of the Lease year as additional rent. At the expiration of the first twelve (12) months of the Lease term, the LANDLORD shall furnish to Tenant a breakdown, certified by the LANDLORD, as to the total cost of maintenance, repair and replacement for the prior twelve (12) months. In the event Tenant's pro rata share shall be more than the aggregate

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paid by the Tenant during the preceding twelve (12) month period, Tenant shall pay to the LANDLORD, in one lump sum, any difference in such obligation, said sum to be paid within fifteen (15) days after demand. In the event Tenant shall have overpaid its pro rata share, any such overage shall be applied to the monthly maintenance, repair and replacement charges prospectively due under the Lease. This procedure shall be followed during each year of the Lease term, and at the expiration of the Lease, any overage or underage shall be credited or paid after computation by the LANDLORD, which obligation of LANDLORD and Tenant shall survive the expiration of the Lease term.

     7.5 Upon receipt of written request from Tenant, LANDLORD hereby agrees that it shall deliver copies of applicable invoices and supporting documentation which form thebasis of any statement delivered to Tenant pursuant to Article 7.4 hereof, within thirty (30) days of receipt by LANDLORD of Tenant's request therefor, it being the intention that Tenant shall be obligated to pay its pro rata share of such reasonable expenses as are actually incurred by LANDLORD.

     7.6 LANDLORD shall be obligated to maintain the Building, Common Area, Complex and all other portions of the Property in a first-class condition.

8.   UTILITIES

     8.1 The Tenant shall, at its own cost and expense, pay all utility meter and service charges applicable to the Leased Premises, including gas, sewer, electric, water, janitorial and garbage disposal services and Tenant's Building Percentage of standby sprinkler charges, if any, based upon invoices which will be submitted by LANDLORD to Tenant. It is understood and agreed that the Leased Premises are separately metered for gas and electrical consumption.

     8.2 The LANDLORD is hereby granted the privilege of entering the Leased Premises for the purpose of repairing any

9.

10.

     10.1 sprinkler damage, flood insurance and comprehensive liability for the whole of the land, Building and improvements of which the Leased Premises are a part, including LANDLORD's cost for umbrella insurance (excess coverage) in an amount not to exceed FIFTEEN MILLION ($15,000,000.00) DOLLARS. Tenant shall pay the full premium attributable to casualty rent insurance, insuring the value of one (1) year's gross rental obligation of Tenant hereunder, including taxes and insurance premiums. Any increase in the premiums hereinabove referred to due to change in rating of the Building, attributable to the use of the Leased Premises by the Tenant shall be paid entirely by the Tenant. LANDLORD covenants and agrees that it shall carry the aforementioned insurance policies and LANDLORD shall certify annually, the annual cost of such insurance premiums, and shall furnish to

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Tenant, if requested, a copy of all insurance premium bills for which Tenant has been charged its pro rata share thereof.

     10.2 In addition to the above, the Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of ONE MILLION ($1,000,000.00) DOLLARS per accident for one (1) person, THREE MILLION ($3,000,000-00) DOLLARS per accident for two (2) or more persons, and a minimum amount of TWO HUNDRED FIFTY THOUSAND ($250,000.00) DOLLARS for property damage, and the Tenant further covenants and agrees that it will add as a party insured by such policy the interest of the LANDLORD and will furnish LANDLORD with a certificate of said liability insurance.

     10.3 It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall not be cancelled except on thirty
(30) days' written notice to any and all parties in interest.

     10.4 The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as LANDLORD or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the LANDLORD or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly

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waived, and LANDLORD and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this Lease to carry insurance.

11.  SIGNS

     Tenant shall have the right and privilege of placing a sign on the Building containing the Leased Premises which shall be of sufficient size and design so as to be clearly visible to vehicles and pedestrians on adjacent and contiguous streets. The said sign shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof, and shall be approved by the LANDLORD, which approval shall not be unreasonably withheld. No other exterior signage of Tenant shall be permitted.

12.  FIXTURES

     The Tenant is given the right and privilege of installing and removing property, machinery, equipment and fixtures in the Leased Premises during the term of the Lease subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property prior to such default, dispossess or removal, then and in that event, the said property, machinery, equipment and fixtures or other property shall be

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deemed, at the option of the LANDLORD, to be abandoned; or in lieu thereof, at the LANDLORD's option, the LANDLORD may remove such property and charge the reasonable cost and expense of its removal, storage and disposal to the Tenant. The Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.

13.  BROKERAGE

     The parties mutually represent to each other that JACOBSON, GOLDFARB & TANZMAN ASSOCIATES, Ten Woodbridge Center Drive P.O. Box 1408, Woodbridge, New Jersey 07095, and GRUBB & ELLIS, Two Research Way, Princeton Forrestal Center, Princeton, New Jersey 08540, are the sole brokers who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within Lease, it being understood and agreed that the LANDLORD shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this Lease transaction. LANDLORD agrees to indemnify, defend and save harmless Tenant in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from LANDLORD. Tenant agrees to indemnify, defend and save harmless LANDLORD in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

14. FIRE AND CASUALTY

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     14.1 In case of any damage to the Building by f ire or other casualty occurring during the Term or previous thereto, which renders the Leased Premises wholly untenantable so that the same cannot be repaired within one hundred eighty (180) days from the happening of such damage, then the Term hereby created shall, at the option of the LANDLORD, terminate from the date of such damage. If the LANDLORD elects to terminate the Lease, LANDLORD shall notify the Tenant of such election within thirty (30) days of the happening of the fire or casualty, and in such event the Tenant shall immediately surrender the Leased Premises and shall pay Fixed Rent and Additional Rent only to the time of such damage and the LANDLORD may re-enter and re-possess the Leased Premises, discharged from this Lease. In the event the LANDLORD can restore the Leased Premises within one hundred eighty (180) days, it shall advise the Tenant of such fact, and the Lease shall remain in full force and effect during the period of LANDLORD's restoration, except that all rent reserved hereunder shall abate, upon the happening of fire or casualty, and while the repairs and restorations are being made, but the rent shall recommence upon restoration of the Leased Premises and delivery of the same by the LANDLORD to the Tenant. LANDLORD agrees that it will undertake reconstruction and restoration of the Leased Premises with due diligence and reasonable speed and dispatch, subject to the terms and conditions of Article 8.

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     14.2 If the Building shall be damaged, but the damage is repairable within one hundred eighty (180) days the LANDLORD agrees to repair the same with due diligence and reasonable speed and dispatch subject to the terms and conditions of Article 8. In such event, the rent accrued and accruing shall not abate, except f or that portion of the Leased Premises that has been rendered untenantable and as to that portion the rent shall abate, based on equitable adjustments.

     14.3 The Tenant shall immediately notify the LANDLORD in case of fire or other damage to the Leased Premises.

     14.4 Notwithstanding anything contained in Article 14.1 or 14.2 above, if such repairs are for any reason not completed within two hundred ten (210) days, then the Tenant shall have the right to terminate this Lease upon written notice to the LANDLORD of such election, and in such event of termination LANDLORD and Tenant shall thereupon be released of liability one to the other, and the within Lease shall be deemed null and void.

     14.5 Rent, as referred to in this Article 14, is intended to include annual rent, additional rent and all other Lease charges required to be paid by Tenant pursuant to this Lease.

15. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

     15.1 (i) The Tenant covenants and agrees that upon acceptance and occupancy of the Leased Premises, it, will, during the Lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal governments and of any and all their instrumentalities, departments and bureaus, applicable to the Leased Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises, and arising from the operations of the Tenant therein.

          (ii) The Tenant covenants and agrees at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use by the Tenant of the Leased Premises in the conduct of its business.

          (iii) The Tenant covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the Leased Premises in accordance with reasonable regulations established by the LANDLORD from time to time in order to keep the premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin. In addition, the Tenant shall handle and dispose of all medical waste, at Tenant's sole cost and expense, in accordance with all applicable statutes, laws, rules and regulations of governmental entities having jurisdiction thereof.

     15.2 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, as hereinbefore provided, or in case the Tenant shall neglect or fail to make any necessary repairs, then the LANDLORD or the LANDLORD's agents may after thirty (30) days' written notice specifying the applicable statute, ordinance, rule, order, regulation or requirement, the nature of Tenant's failure or neglect to comply with the same and the required repair or other cure (except for emergency repairs, which may be made immediately) enter the Leased Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the LANDLORD may deduct the same from the balance of any sum remaining in the LANDLORD's hands. This provision is in addition to the right of the LANDLORD to terminate this Lease by reason of any default on the part of the Tenant, subject to the rights of the Tenant as hereinabove mentioned in the manner as in this Lease otherwise provided. Notwithstanding anything hereinabove contained, the Tenant shall have right to contest any of the aforementioned statute, ordinances, rules, orders, regulations and requirements, provided that Tenant shall indemnify, defend and save harmless the LANDLORD from and against any and all claims or liabilities which may be incurred by LANDLORD due to Tenant's non-compliance with same. No such contest may be conducted which shall result in the imposition of any lien on the Complex or which would affect the use and occupancy of the Complex by any other tenant thereof.

     15.3 Without limiting anything hereinabove contained in this Article 15, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Environmental Cleanup Responsibility Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as 11ECRA11, and all regulations promulgated thereto with respect to Tenant's use of the Leased Premises prior to the expiration or earlier termination of the within Lease, or at any time that any action of the Tenant triggers the applicability of ECRA. In particular, the Tenant agrees that it shall comply with the provisions of ECRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ECRA. In the event evidence of such compliance is not delivered to the LANDLORD prior to surrender of the Leased Premises by the Tenant to the LANDLORD, it is understood and agreed that the Tenant shall be liable to pay to the LANDLORD an amount equal to two times the annual rent then in effect, provided on monthly basis, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ECRA has been delivered to the LANDLORD, and together with any costs and expenses incurred by LANDLORD in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "negative declaration" or a "cleanup plan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the LANDLORD, together with copies of all submissions made to the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with LANDLORD in the event of the termination or expiration of any other Lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A-l", or any interest therein, which triggers the provisions of ECRA. In such case, Tenant agrees that it shall fully cooperate with LANDLORD in connection with any information or documentation which may be requested by the NJDEP. In the event that a cleanup of the Property is required in connection with the conduct by Tenant of its business in the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said cleanup which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard Industrial Classification No. is .., and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ECRA and the regulations promulgated pursuant thereto. Tenant hereby agrees that it shall promptly inform LANDLORD of any change in its SIC number or the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the Lease term.

16.  INSPECTION BY LANDLORD

     The Tenant agrees that the said LANDLORD's agents, and other representatives, shall have the right to enter into and upon the Leased Premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or for exhibiting the same to prospective purchasers (at any time) and tenants [within the last twelve (12) months of the term of this Lease, or during any period during which Tenant is in default under the terms and conditions of this Lease] upon reasonable advance oral notice of not less than twenty-four (24) hours (except in the event of emergency), or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, or to repair and maintain the common utilities without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency. LANDLORD understands and acknowledges that the nature of Tenant's business is such that one or more areas within the Leased Premises may be restricted by Tenant because of the presence of trade secrets or proprietary information or for reasons of patient confidentially. With respect to such areas Tenant may restrict all non-emergency access or, at Tenant's option, grant non-emergency entrance on condition that each entrant sign a confidentiality statement in form and substance satisfactory to Tenant. Upon LANDLORD's prior oral request, Tenant hereby agrees that it shall specify a time that the entire Leased Premises may be inspected or exhibited by LANDLORD, during normal business hours, which time shall be within seven (7) days of receipt by Tenant of LANDLORD's oral request. LANDLORD agrees that any such inspection or exhibition shall be arranged to be made in the presence of a representative of Tenant, with due regard for Tenant's security requirements. LANDLORD hereby agrees that anyone inspecting the Leased Premises shall be required to sign a confidentiality statement, as hereinabove set forth.

17.  DEFAULT BY TENANT

     17.1 Each of the following shall be deemed a default by Tenant and a breach of this Lease:

          (1) (i) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute, except in a Chapter 11 Bankruptcy where the rent and additional rent stipulated herein is being paid and the terms of the Lease are being complied with;


               (ii) dissolution or liquidation of the Tenant;

               (iii) appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of the Tenant, if such appointment shall not be vacated within one hundred twenty (120) days, provided the rent and additional rent stipulated herein is being paid and the terms of the Lease are being complied with, during said one hundred twenty (120) day period;


               (iv) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant if such taking of possession shall not be vacated within one hundred twenty
     (120) days, provided the rent and additional rent stipulated herein is being paid and the terms of the Lease are being complied with,. during said one hundred twenty (120) day period;


               (v) making by the Tenant of an assignment for the benefit of creditors;

               (vi) abandonment, desertion or vacation of the Leased Premises by the Tenant. There shall be no abandonment, desertion or vacation provided that Tenant is current in the payment of rent and other sums due under this Lease, and further provided that prior written notice of such a vacation of the Leased Premises is given to LANDLORD which notice shall set forth the length of time that Tenant expects the Leased Premises to be vacant; the Tenant shall be responsible for any increased costs for insurance premiums or security services which may be necessitated by the vacation of the Leased Premises by the Tenant.

     If any event mentioned in this subdivision (1) shall occur, LANDLORD may thereupon or at any time thereafter elect to cancel this Lease by thirty (30) days' notice to the Tenant and this Lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the Lease.

               (2) (i) Default in the payment of the rent or additional rent herein reserved or any part thereof for a period of seven (7) days after the same is due and payable as in this Lease required.


               (ii) A default in the performance of any other covenant or condition of this Lease on the Oath of the Tenant to be performed for a period of thirty (30) days after written notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, and if the LANDLORD is indemnified against loss or liability arising from the default.


     17.2 In case of any such default under Article 17.1 (2), at any time following the expiration of the respective grace periods above mentioned, LANDLORD may serve a notice upon the Tenant electing to terminate this Lease upon a specified date not less than seven (7) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted; however, a default under Article 17.1 (2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on the Tenant.

     17.3 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, LANDLORD or its agents may, immediately or any time thereafter, reenter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by LANDLORD shall be deemed an acceptance of a surrender of this Lease.

     17.4 In case this Lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, LANDLORD may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current terms, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such Lease LANDLORD may make such changes in the character of the improvements on the Leased Premises as LANDLORD may determine to be appropriate or helpful in effecting such Lease and may grant concessions or free rent. LANDLORD hereby agrees that it shall use reasonable efforts to relet the Leased Premises, so as to mitigate the damages otherwise payable by Tenant hereunder. LANDLORD shall not in any event be required to pay Tenant any surplus of any sums received by LANDLORD on a reletting of the Leased Premises in excess of the rent reserved in this Lease.

     17.5 (1) In case this Lease be terminated by summary proceedings or otherwise, as provided in this Article 17, and whether or not the Leased Premises be relet, LANDLORD shall be entitled to recover from the Tenant, the following:

               (i) a sum equal to all expenses, if any, including reasonable counsel fees, incurred by LANDLORD in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due and payable by Tenant to LANDLORD at such time or times as such expenses shall have been incurred by LANDLORD; and

               (ii) a sum equal to all damages set forth in this Article 17 and in Article 18.

          (2) Without any previous notice or demand, separate actions may be maintained by LANDLORD against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the LANDLORD under this Article 17 and subsections hereof without waiting until the end of the then current term.

          (3) All sums which Tenant has agreed to pay by way of adjustments to rent or equitable adjustments in utility charges shall be deemed rent reserved in this Lease within the meaning of this Article 17 and subsections hereof.

     17.6 In addition to any other remedy, a ten (10%) per cent late charge shall be due and payable on any portion of rent or other charges not received by LANDLORD on or before the fifth (5th) day of the month in which it is due. This is liquidated damages for the added costs incurred by the LANDLORD. Notwithstanding the above, the foregoing late charge shall not be imposed until five (5) days following oral notice to the Tenant that any such payment is overdue, in connection with the first episode of late payment occurring during any twelve (12) month period during the term of this Lease.

18. LIABILITY OF TENANT FOR DEFICIENT

     In the event that the relation of the LANDLORD and Tenant may cease or terminate by reason of the default by the Tenant and the re-entry of the LANDLORD as permitted by the terms and conditions contained in this Lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by the LANDLORD, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by the LANDLORD, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained, subject to the LANDLORD's obligation to attempt to mitigate damages in accordance with Article 17.4 hereof.

19.  NOTICES

     All notices required or permitted to be given to the LANDLORD shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this Lease, and/or such other place as the LANDLORD may designate in writing.

     All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the Leased Premises, with a copy to Institute for Biological Research and Development, Inc., P. 0. Box

19759, Irvine, California 92713-9759, Attn: Thomas B. Semler, Executive Vice President/Chief Financial Officer, and/or such other place as the Tenant may designate in writing.

20.  NON-WAIVER

     The failure by either party to insist upon strict performance of any of the covenants or conditions of this Lease, or to exercise any option herein conf erred (except for Tenant's Option to Renew, which must be exercised strictly in accordance with its terms) in any one or more instances, shall not be construed as a waiver by such party of any of its rights or remedies in this Lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

21.  RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

     21.1 The Tenant may make non-structural alterations, additions or improvements to the Leased Premises having a cost of TWENTY FIVE THOUSAND AND 00/100 ($25,000.00) DOLLARS or less without the consent of LANDLORD. Tenant may make alterations, additions or improvements having a cost of more than TWENTY FIVE THOUSAND AND 00/100 ($25,000.00) DOLLARS, or those which are structural, only with the prior written consent of the LANDLORD, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Leased Premises, or do not lessen the value of the Leased Premises. Tenant hereby agrees to deliver to the LANDLORD revised "as built" plans showing any such alteration, addition or improvement, together with evidence of all required governmental approvals necessary for the performance of such work. Any consent which may be required of LANDLORD shall be conditioned upon Tenant furnishing to LANDLORD, detailed plans and specifications with respect to any such changes, to be approved by LANDLORD in writing. LANDLORD reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the Lease term. If LANDLORD does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation. LANDLORD and Tenant hereby agree that they shall perform a walk through inspection of the Leased Premises at least ninety (90) days prior to the date of expiration of the within Lease Agreement, at which time LANDLORD shall determine which improvements that have been installed by the Tenant are to be removed by the Tenant and which of said improvements are to remain. It is expressly understood and agreed that the LANDLORD shall have the right to require the Tenant to remove all or any portion of the built in cabinetry which shall be installed by LANDLORD prior to the Lease term in accordance with Tenant's Plan. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased

Premises. Tenant shall hold and save LANDLORD harmless and indemnify LANDLORD against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

     21.2 Nothing herein contained shall be construed as a concert on the part of the LANDLORD to subject the estate of the LANDLORD to liability under the Mechanic's Lien Law of the State of New Jersey, it being expressly understood that the Landlords estate shall not be subject to such liability.

22.  NON-LIABILITY OF LANDLORD

     22.1 It is expressly understood and agreed by and between the parties to this agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

     22.2 It is expressly understood and agreed that in any event, the LANDLORD shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, except for such damage caused by the breach by LANDLORD of any warranty or representation made by LANDLORD or a failure by LANDLORD to perform any obligation on its part to be performed hereunder.

23.  RESERVATION OF EASEMENT

     The LANDLORD reserves the right, easement and privilege to enter on the Complex and Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the LANDLORD, provided that such entry and/or installation does not materially interfere with the conduct of Tenant's business and subject to the restricted area provisions of Article 16. It is understood and agreed that if such work as may be required by LANDLORD requires an installation which may displace any paving, lawn, seeded area or shrubs the LANDLORD, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The LANDLORD covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the LANDLORD shall indemnify and save the Tenant harmless in connection with such installations, notwithstanding any other provision of this Lease.

24.  POLLUTION

     The Tenant expressly covenants and agrees to indemnify, defend, and save the LANDLORD harmless against any claim, damage, liability, costs, penalties, or fines which the LANDLORD may suffer as a result of air, water or ground, toxic or hazardous waste pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the LANDLORD immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing water, air or ground pollution; and the

Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, water or ground, toxic or hazardous waste caused by the Tenant by its use of the Leased Premises. The within covenant on the part of the Tenant shall survive the expiration or earlier termination of this Lease.

25.  STATEMENT OF ACCEPTANCE

     Upon the delivery of the Leased Premises to the Tenant, pursuant to the terms and conditions of this Lease, the Tenant covenants and agrees that it will furnish to the LANDLORD a statement that it accepts the Leased Premises (subject to LANDLORD's continuing responsibility for "punch list" or "pick-up" items and latent defects) and agrees to pay rent from the date of acceptance, subject to the terms and conditions of the Lease as herein contained, which statement may be in recordable form if required by the LANDLORD, and which statement shall set forth the Commencement Date and the date of expiration of the Lease term.

26.  FORCE MAJEURE

     Except for the obligation of the Tenant to pay rent and other charges as in this Lease provided, the period of time during which the LANDLORD or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of LANDLORD or Tenant, as the case may be, shall be added to the time for performance of such act.

27.  STATEMENTS BY LANDLORD AND TENANT

     LANDLORD and Tenant agree at any time and from time to time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the basic rent and other charges have been paid in advance, if any; it being intended that any such statement delivered pursuant to this Article may be relied upon as to the facts contained therein.

28.  CONDEMNATION

     28.1 If due to the condemnation or taking or seizure by any authority having the right of eminent domain, (i) more than fifteen (15%) percent of the Leased Premises is taken or rendered untenantable, or (ii) in the event that more than twenty-five (25%) percent of the ground allocated to the Building is taken (including the parking areas, but exclusive of front, side and rear set back areas) , or (iii) if access to the Leased Premises be denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the

Building, ground area, parking area, or deny access to the Leased Premises, then and in either of such events as hereinabove provided, the Lease term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Building or the Leased Premises, its use of the ground area, parking area, or area of access to the Leased Premises. The Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the LANDLORD's condemnation award shall belong to or be claimed by the Tenant. Without diminishing LANDLORD's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

     28.2 In the event of any partial taking which would not be cause for termination of the within Lease or in the event of any partial taking in excess of the percentages provided in Article 28.1, and in which event the Tenant shall elect to retain the balance of the Leased Premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the LANDLORD and Tenant based on the relationship that the character of the property prior to the taking bears to the property which shall remain after such condemnation. In any event, no part of the LANDLORD's condemnation award shall belong to or be claimed by the Tenant. However, the LANDLORD shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Leased Premises, at the LANDLORD's sole cost and expense, promptly make such repairs and alterations in order to restore the Building and/or improvements to usable condition to the extent of the condemnation award.

29.  LANDLORD'S REMEDIES

     29.1 The rights and remedies given to the LANDLORD in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the LANDLORD, shall be deemed to be in exclusion of any of the others.

     29.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this Lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the LANDLORD.

     29.3 No receipt of money by the LANDLORD from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of the LANDLORD to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the LANDLORD to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the LANDLORD to enforce the same covenant or condition on the occasion of any subsequent default or breach.

30.  QUIET ENJOYMENT

     The LANDLORD further covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this Lease (within applicable notice and cure periods as are set forth within this Lease) , shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid.

31.  SURRENDER OF PREMISES

                  On the last day, or earlier permitted termination of the Lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the LANDLORD peaceably, together with all alterations, additions and improvements in, to or on the Leased Premises made by Tenant as permitted under the Lease. The LANDLORD reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant, and not permitted pursuant to the terms and conditions of this Lease, which covenant shall survive the surrender and the delivery of the Leased Premises as provided hereunder. Prior to the expiration of the Lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and LANDLORD reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided. If the Leased Premises be not surrendered at the end of the Lease term, Tenant shall indemnify LANDLORD against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation any claims made by any succeeding tenant founded on the delay.

32.  INDEMNITY

     Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to Article 10 hereunder but subject to the provisions of Article 10.4, the Tenant covenants and agrees that it will indemnify, defend and save harmless the LANDLORD against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by LANDLORD by reason of any of the following occurring during the term of this Lease:

          (i) Any matter, cause or thing arising out of Tenant's use, occupancy, control or management of the Leased Premises and any part thereof;

          (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees or licensees;


          (iii) Any accident, injury, damage to any person or property occurring within the Leased Premises;


          (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with, to the extent the same are not covered by any insurance which is carried by LANDLORD. The foregoing shall not be deemed to impose liability for consequential damages based solely on the non-payment of rent by the Tenant.

LANDLORD shall promptly notify Tenant of any such claim asserted again*t it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against LANDLORD by reason of any such claim.

33.  LEASE CONSTRUCTION

     This Lease shall be construed pursuant to the laws of the State of New Jersey.

34.  BIND AND INURE CLAUSE

     The terms, covenants and conditions of the within Lease shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

35.  DEFINITIONS

     The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

36.  DEFINITION OF TERM OF "LANDLORD"

     When the term "LANDLORD" is used in this Lease it shall be construed to mean and include only the owner of the title to the Building containing the Leased Premises. Upon the transfer by the LANDLORD of the title, the LANDLORD shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the LANDLORD's transferee. In such event, the LANDLORD shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the LANDLORD herein contained to be performed, provided any such transfer and conveyance by the LANDLORD is expressly subject to the assumption by the grantee or transferee of the obligations of the LANDLORD to be performed pursuant to the terms and conditions of the within Lease.

37.  COVENANTS OF FURTHER ASSURANCES

     If, in connection with obtaining financing for the improvements on the Complex, the Mortgage Lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

38.  COVENANT AGAINST LIENS

     Tenant agrees that it shall not encumber, or suffer or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. Any violation of this Article shall be considered a breach of this Lease.

39.  SUBORDINATION

     This Lease shall be subject and subordinate at all times to the ,, lien of any mortgages or ground leases or other encumbrances now or hereafter placed on the land Complex without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the Lease to the lien of any such mortgage or ground lease or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. LANDLORD hereby agrees that it shall use its best efforts to obtain a subordination, non-disturbance and attornment agreement from LANDLORD's current mortgagee, which agreement will be on said mortgagee's customary form.

40.  EXCULPATION OF LANDLORD

     Neither LANDLORD nor its principals shall have any personal obligation for payment of any indebtedness or for the performance of any obligation under this Lease but the payment of the indebtedness and the performance of obligations expressed herein may be enforced only against the Complex, and the rents, issues and profits thereof, and the Tenant agrees that no deficiency judgment or other judgment for money damages shall in any event be entered by it against the LANDLORD or its principals personally in any action; provided, however, that the provisions of this paragraph shall in no way affect Tenant's other remedies for the payment of any indebtedness or for the enforcement of LANDLORD's covenants under this Lease.

41.  NET RENT

     It is the purpose and intent of the LANDLORD and Tenant that the rent shall be absolutely net to LANDLORD, so that this Lease shall yield, net, to LANDLORD, the rent specified in Article 3 and all additional rent and charges under the terms hereof, in each month during the term of the Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises which may arise or become due during or out of the term of this Lease, shall be paid by the Tenant, except for such obligations and charges as have otherwise expressly been assumed by the LANDLORD in accordance with the terms and conditions of the Lease.

42.  SECURITY

     The Tenant shall deposit with the LANDLORD, at least seven (7) days prior to the Commencement Date hereunder, the sum of THIRTY THOUSAND AND 00/100 ($30,000.00) DOLLARS as security for the full and faithful performance of this Lease upon the part of the Tenant to be performed. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall be held by Epstein, Epstein, Brown & Bosek in an interest-bearing trust account, with interest to follow the deposit. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this Lease. It is expressly understood and agreed that the LANDLORD shall not have the right to co-mingle the security funds with its general funds and said security shall be required to be segregated. Upon termination of this Lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this Lease, the LANDLORD shall return to the Tenant the said sum of THIRTY THOUSAND AND 00/100 ($30,000.00) DOLLARS, together with interest thereon.

43.  ASSIGNMENT AND SUBLETTING

     43.1 Tenant shall neither assign this Lease nor sublet all or any portion of the Leased Premises to any person or entity other than a parent, subsidiary or affiliate of Tenant without LANDLORD's prior consent, which consent shall not be unreasonably withheld, subject to LANDLORD's rights hereinafter provided in
Article 43.4. LANDLORD may withhold such consent if, in the reasonable exercise of its judgment, it determines that any of the following enumerated conditions are applicable:

          (a) the proposed assignee's or subtenant's financial condition is not sufficient to meet its obligations undertaken in such assignment or sublease;

          (b) the proposed use of the Leased Premises is not appropriate for the Building or in keeping with the character of its existing tenancies;

          (c) such assignee's or subtenant's occupancy will cause an excessive density of traffic or make excessive demands on the building's services, maintenance or facilities;

          (d) such assignee or subtenant is a tenant of and is vacating premises in the Building, the property known as Neptune Business Center or any other building owned by or through the persons constituting LANDLORD hereunder, including any corporation in which LANDLORD's principals are majority stockholders, and any affiliates, subsidiaries or parent o f such corporation;

          (e) the rental obligation of such assignee or subtenant would be less than eighty (80%) percent of Tenant's rental obligations hereunder;

          (f) less than ninety (90%) per cent of the Building's rentable area is then rented; or

          (g) LANDLORD wishes to accept the offer as provided in Article 43.4.

     43.2 Any request by Tenant for LANDLORD's consent to an assignment of the Lease shall state the proposed assignee's address and be accompanied by a profit and loss and balance statements of the proposed assignee for the prior three (3) years, as well as duplicate original of the instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder).

     43.3 Any request by Tenant for LANDLORD's consent to a sublease shall state the proposed subtenant's address and be accompanied by profit and loss and balance statements of the proposed subtenant for the prior three (3) years, as well as a duplicate original of the instrument of sublease (wherein Tenant and the proposed subtenant agree that such sublease is subject to the Lease and such subtenant agrees that, if the Lease is terminated because of Tenant's default, such subtenant shall, at LANDLORD's option, attorn to LANDLORD).

     43.4 Any request by Tenant for LANDLORD's consent to an assignment of the Lease or a sublease of all or substantially all of the Leased Premises shall clearly set forth the proposed terms of such proposed assignment or sublease and shall constitute Tenant I s of f er to cancel the Lease. LANDLORD may accept such of f er by notice to Tenant within thirty (30) days after LANDLORD's receipt thereof, in which event, the Lease shall terminate as of the end of the month following the month in which such notice is sent (with the same effect as if such date were the date fixed herein for the natural expiration of the term), annual rent and additional rent shall be apportioned to such date, Tenant shall surrender the Leased Premises on such date as herein provided, and subject to payment of required Lease adjustments, the parties shall thereafter have no further liability one to the other. If LANDLORD fails to send such notice, Tenant, within twenty (20) days after the expiration of such ninety (90) day period, may assign the Lease or sublet all or substantially all of the Leased Premises to the proposed assignee or subtenant and upon the terms specified in such request, subject, however, to LANDLORD's rights under Article 43.1(a) through (f). In any event, Tenant shall pay to LANDLORD, as additional rent, amounts received by Tenant from the assignee or subtenant in excess of the annual rent and additional rent payable by Tenant hereunder.

     43.5 In the event of a permitted assignment, LANDLORD may collect annual rent and additional rent directly from the assignee. In the event of a permitted sublease, LANDLORD may, if Tenant defaults hereunder, collect annual rent and additional rent directly from the subtenant. In either such event, LANDLORD may apply any amounts so collected to the annual rent and additional rent hereunder without thereby waiving any provisions hereof or releasing Tenant from liability for the performance of its obligations hereunder.

     43.6 LANDLORD's consent to any assignment or sublease hereunder shall not be deemed a consent to any further proposed assignment or sublease by Tenant or any one claiming under or through the Tenant, except in accordance with this
Article 43.

     43.7 It is expressly understood and agreed that Tenant's Option to Renew, as hereinafter set forth in Article 44, shall be personal to Tenant only (for the purposes of this Article 43.7 being deemed to include any parent, subsidiary or affiliate of Tenant) , and may not be exercised by any permitted assignee or subtenant hereunder. It is understood and agreed that Tenant I s Option to Renew shall be null and void in the event that fifty (50%) percent or more of the Leased Premises have been sublet by the Tenant prior to the date set for the exercise by Tenant of any Option to Renew hereinafter set forth.

44.  OPTION TO RENEW

     Provided the Tenant is not in default pursuant to the terms and conditions of this Lease, the Tenant is hereby given the right and privilege to renew the within Lease for two (2) successive five (5) year periods, to commence at the end of the initial term of this Lease, which renewals shall be upon the same terms and conditions as in this Lease contained, except as follows:

          (1) During the first five (5) year renewal term, Tenant shall pay to LANDLORD annual rent in the amount of ONE HUNDRED FORTY SIX THOUSAND FIVE HUNDRED TWENTY AND 00/100 ($146,520.00) DOLLARS per annum, payable in equal monthly installments in the amount of TWELVE THOUSAND TWO HUNDRED TEN AND 00/100 ($12,210.00) DOLLARS per month in the manner provided in Article 3 of this Lease.

          (2) (a) During the second five (5) year renewal term, there shall be paid annually the minimum annual rent of ONE HUNDRED FORTY SIX THOUSAND FIVE HUNDRED TWENTY AND 00/100 ($146,520.00) DOLLARS hereinafter referred to as the "Original Base Rent". The Original Base Rent shall be increased, if applicable, in the event of an increase in the Cost of Living Index based on application of the Cost of Living formula which is hereinafter defined as follows:

          At the inception of the second five (5) year renewal term, there shall be compared the "All Items" Index figures for the New York-Northeastern New Jersey average of the "Consumers Price Index for All Urban Consumers" (revised CPI-U) (1982-84 equal to 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor (in this paragraph hereinafter referred to as the "Index") for the first month of the first five (5) year renewal term of this Lease with the first month of the second five (5) year renewal term. If there is an increase in the Index for the first month of the second five (5) year renewal period compared to the applicable Index for the first month of the first five (5) year renewal term of this Lease, said increase in Index figures shall be used to determine the applicable percentage of increase which shall be the basis for determining rent increase over the Original Base Rent in accordance with the formula hereinbefore set forth, and as shown in the following example:

          EXAMPLE: If the Index figure for the first month of the first five (5) year renewal term of this Lease is 100 (the denominator) and the Index figure for the first month of the second five (5) year renewal term is 110, the increase in the Index figures will produce an increase of 10%.

                                     (110-100)
                                      -------
                                        100

                   Applying the formula, 10% of $146,520.00 is equal to $14,652.00. Adding said sum of $14,652.00 to the original Base Rent of $146,520.00 produces an annual renewal rent of $161,172.00 payable in equal monthly installments of $13,431.00.

Since the rent payment for at least the first month of the second five (5) year renewal term will have been paid prior to the determination of any applicable rent increase in excess of the Original Base Rent payable for the second five
(5) year renewal term, any increase for months already elapsed after commencement of the second five (5) year renewal term shall then be added to the next monthly rent payment then becoming due and payable.

               (b) Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the minimum rent during the second five (5) year renewal period shall not be less than ONE HUNDRED FORTY SIX THOUSAND FIVE HUNDRED TWENTY AND 00/100 ($146,520.00) DOLLARS per annum.

               (c) It is understood and agreed that should the applicable Index figure not be published for any particular month when the same shall be applicable under the terms of this Lease, the last published figure prior to that date shall be used, but in no event shall such figure be retroactive for a period in excess of three (3) months. In the event that the applicable Index figure is discontinued by way of publication with respect to the entire Index, then and in that event, the parties shall agree on an equivalent and substituted Cost of Living Index to be applied in the same manner as in this Lease provided. In the event the parties cannot mutually agree as to the equivalent substituted Index, then and in that event the question should be submitted for arbitration to the American Arbitration Association.

               (d) If the base year (1982-84 equal to 100) hereinabove referred to with respect to the "Index" shall be changed after the execution of this Lease, appropriate adjustments based on such new Index shall be made so as to have a proper application of the Cost of Living formula.

                    (3) The right, option, and privilege of the Tenant to renew this Lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the LANDLORD, in writing, by certified mail, return receipt requested, six (6) months' prior notice of its intention to renew, which notice shall be given to the LANDLORD by the Tenant no later than six (6) months prior to the date fixed for termination of the original term or first renewal term of this Lease, as applicable.

                    (4) In addition to Tenant's obligation to pay the renewal rent as hereinabove provided, Tenant shall be responsible to pay all Additional Rent and other charges as are in this Lease provided.

                    (5) LANDLORD further agrees that it shall repaint and re-carpet the Leased Premises at the commencement of each five (5) year renewal term, using building standard paint and carpeting. Tenant hereby agrees that it shall fully cooperate with LANDLORD in connection with the performance of such work so that the same may be accomplished as quickly as is possible and at the least possible cost to LANDLORD.

45.  FINANCIAL STATEMENTS

     The Tenant agrees, at the request of the LANDLORD, to be made not more than once during any lease year, to furnish its latest current financial statements provided by the accountant and certified to by an officer of the corporation.

46.  TENANT'S FIRST RIGHT OF NEGOTIATION

     46.1 Tenant is hereby granted the first right to negotiate for the leasing of the balance of the space in the Building upon the following terms and conditions. Prior to leasing any unoccupied space within the Building to any other tenant, the LANDLORD hereby agrees that it shall give oral notice to the Tenant at such time as LANDLORD is actively discussing the leasing of such unoccupied space to any other person or entity. Tenant shall then have five (5) days within which to notify the LANDLORD, in writing, of its intention to negotiate a lease agreement with LANDLORD for such additional space. In the event Tenant elects to negotiate for the leasing of said space with LANDLORD, it is understood and agreed that an amendment to the within Lease Agreement shall be entered into by LANDLORD and Tenant within two

(2) weeks following the date upon which LANDLORD originally shall have given oral notice to the Tenant, as hereinabove set forth. In the event that Tenant does not respond to LANDLORD's notice within the five (5) day period hereinabove set forth, or in the event LANDLORD and Tenant do not enter into a lease amendment for such additional space within the two (2) week period hereinabove set forth, LANDLORD shall be entitled to lease such space to any third party, free and clear of Tenant I s rights hereunder. Tenant expressly acknowledges that the LANDLORD is currently involved in negotiations with Jersey Shore Medical Center for the leasing of approximately 2,100 square feet of the Building, and it is understood and agreed that Tenant shall have no rights whatsoever to negotiate for the leasing of said space. Nothing hereinabove contained shall prevent or prohibit the LANDLORD from extending the term of any lease agreement in the Building. Notwithstanding anything hereinabove contained, the LANDLORD hereby agrees that it shall not lease the space immediately contiguous to the Leased Premises, containing approximately 3,800 square feet, prior to January 1, 1992.

     46.2 In addition, the Tenant shall have the first right of negotiation for the leasing of up to 10,000 square feet of the next building to be constructed by LANDLORD on the Complex, in the same manner as is hereinabove set forth in
Article 46.1. said right shall expire on June 30, 1992. In the event that Tenant enters into a lease for any space within said building, the Tenant shall be given the additional first right of negotiation on all space contiguous to that leased by the Tenant, which right shall continue for the balance of the initial term of the within Lease Agreement.

47.  LANDLORD IS DEFAULT

     Notwithstanding the provisions of Article 3.1 to the contrary, in the event LANDLORD's failures to perform any obligation on its part to be performed after receiving thirty (30) days' prior written notice of such failure from Tenant, then, in addition to all other rights and remedies of Tenant at law or in equity, Tenant shall be entitled (but shall not be obligated) to remedy such failure and to charge the reasonable cost thereof to the LANDLORD. Nothing herein shall entitle the Tenant to any offset or deduction from the rent otherwise payable in accordance with the terms and conditions of this Lease.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:  /s/ Sandra A. Steinberg                 GAMMA THREE ASSOCIATES
                                                  LIMITED PARTNERSHIP


                                                  BY:  /s/ Herbert Punia
                                                     ---------------------------


ATTEST:  /s/ Lisa M. Stensness                    INSTITUTE FOR BIOLOGICAL
                                                  RESEARCH AND DEVELOPMENT, INC.

                                                   BY:   /s/ Thomas Semler
                                                      --------------------------

STATE OF NEW JERSEY     )
                        )        SS.:
COUNTY OF SOMERSET      )


     BE IT REMEMBERED, that on this 27th day of November 1991, before me, the subscriber, Sandra A. Steinberg personally appeared Herbert Punia Partner of GAMMA THREE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey Limited Partnership, who, I am satisfied, is the LANDLORD mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.


                                 /s/ Sandra A. Steinberg





STATE OF CALIFORNIA     )
                        )        SS.
COUNTY OF ORANGE        )

     BE IT REMEMBERED, that on this 26th day of November 1991, before me, Lisa Stensness the subs personally appeared Thomas Semler who, I am satisfied, is the person the within Instrument as of INSTITUTE FOR BIOLOGICAL RESEARCH AND DEVELOPMENT, INC., a Delaware corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                 /s/ Lisa M. Stensness

                               LIST OF SCHEDULES
                            Schedule "A" - Site Plan
                 Schedule "A-1" - Metes and Bounds Description
                  Schedule "B" - Building Standard Work Letter
                          Schedule "B-1" Tenant's Plan

                                       56